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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this registration statement of Steel Dynamics, Inc. on Form S-8 of our report dated January 17, 1997, appearing in the Annual Report on Form 10-K of Steel Dynamics, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Indianapolis, Indiana
May 20, 1997